EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration
Statements Nos. 33-12399, 33-40796, 33-78584 and 33-65081 on Form S-8
of Dionex Corporation of our report dated July 20, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Dionex Corporation for the year ended June 30, 1999.


DELOITTE & TOUCHE


San Jose, California
September 25, 1999